Exhibit 10j.(15)

Rate Schedule TP-2 Service Agreement

Contract: No. 100308

THIS SERVICE AGREEMENT (Agreement) by and between Northwest Pipeline GP (Transporter) and Northwest Natural Gas Company, Inc. (Shipper) restates the Service Agreement made and entered into on January 12, 1994.

Whereas:

A Pursuant to Section 11.4 of the General Terms and Conditions of Transporter’s FERC Gas Tariff, Transporter and Shipper desire to restate the Service Agreement dated January 12, 1994 (Contract 100308) in the format of Northwest’s currently effective Form of Service Agreement and to make certain additional non-substantive changes, while preserving all pre-existing, substantive contractual rights.

B. The storage redelivery service hereunder is related to that certain Rate Schedule SGS-2F service agreement (100502), dated January 1, 1998.

C. Significant events and previous amendments of Contract 100308 reflected in the contract restatement include:

1. Shipper originally entered into Contract #100308 pursuant to the provisions of the approved Joint Offer of Settlement in Docket No. RP93-5-011 which unbundled the storage and redelivery transportation services, effective April 1, 1994.

2. By Amendment dated May 1, 1999, Shipper’s Contract Demand, Annual Contract Quantity and Monthly Billing Quantity were increased subordinating 9,586 Dths of primary rights south of the Jackson prairie Receipt Point to reflect Shipper’s request of additional storage redelivery transportation capacity related to a portion of its storage rights under SGS-2F Storage Service Agreement {#100502) dated January 1, 1998.

Therefore, in consideration of the premises and mutual covenants set: forth herein, Transporter and Shipper agree as follows:

1. Tariff Incorporation Rate Schedule TF-2 and the General Terms and Conditions (GT&C) that apply to Rate Schedule TF-2, as such may be revised from time to time in Transporter’s FERC Gas Tariff (Tariff), are incorporated by reference as part of this Agreement, except to the extent that any provisions thereof may ne modified by nonconforming provisions herein.

2. Transportation Service. Subject to the terms and conditions that apply to service under this Agreement, Transporter agrees to receive, transport and deliver natural gas for Shipper, on a firm basis. The Transportation Contract Demand, the Annual Contract Quantity, the maximum Daily Quantity at the Primary Receipt Point, and the Maximum Daily Delivery Obligation at each Primary Delivery Point are set forth on Exhibit A.

3. Transportation Rates. Shipper agrees to pay Transporter for all services rendered under this Agreement at the rates set forth or referenced herein. The Monthly Billing Quantity for reservation charges is set forth on Exhibit A. The maximum currently effective rates (Recourse rates) for Rate Schedule TF-2 set forth in the Statement of Rates in the Tariff, as revised from time to time, will apply to service hereunder unless and to the extent that discounted Recourse Rates or awarded capacity release rates apply as set forth on Exhibit A or negotiated rates apply as set forth on Exhibit D. Additionally, if applicable under Section 21 of the GT&C, Shipper agrees to pay Transporter a facility reimbursement charge as set forth on Exhibit C.

4. Transportation Term. This Agreement becomes effective on the date first set forth above. The primary term begin date for the transportation service hereunder is set forth on Exhibit A. This Agreement will remain in full force and effect through the primary term end date set forth on Exhibit A and, if Exhibit A indicates that an evergreen provision applies, through the established evergreen rollover periods thereafter until terminated in accordance with the notice requirements under the applicable evergreen provision.

5. Non-Confirming Provisions. All aspects in which this Agreement deviates from the Tariff, if any, are set forth as non-conforming provisions on Exhibit B. If Exhibit B includes any material non-conforming provisions, Transporter will file the Agreement with the Federal Energy Regulatory Commission (Commission) and the effectiveness of such non-conforming provisions will be subject to the Commission acceptance of Transporter’s filing of the nonconforming Agreement.

6. Capacity Release. If Shipper is a temporary capacity release Replacement Shipper, any capacity release conditions, including recall rights, are set forth on Exhibit A.

7. Exhibit incorporation. Exhibit A is attached hereto and incorporated as part of this Agreement. If Exhibit B, C and/or D apply, as noted on Exhibit A to this Agreement, then such Exhibits also are attached hereto and incorporated as part of this Agreement.

8. Regulatory Authorization. Transportation service under this Agreement is authorized pursuant to the Commission regulations set forth on Exhibit A.

9. Superseded Agreements. When this Agreement takes effect, it supersedes, cancels and terminates the following agreement(s): Original Firm Redelivery Transportation Contract dated January 12, 1994 as amended, including Amendment dated May 1, 1999.

IN WITNESS WHEREOF, Transporter and Shipper have executed this on January 21, 2008.

Northwest Natural Gas Company	Northwest Pipeline GP

By:	By:
Name:	Name:
Title:	Title:

EXHIBIT A

(Dated, January 21, 2008, Effective January 21, 2008)

To the

Rate Schedule TF-2 Service Agreement

(Contract No. 100308)

between Northwest Pipeline GP and Northwest Natural Gas Company

SERVICE DETAILS

1. Transportation Contract Demand: 32,624 Dth per day

2. Annual Contract Quantity: 835,046 Dth

3. Monthly Billing Quantity: 2,299 Dth

4. Primary Receipt Point :

Point ID Name	Maximum Daily Quantities (Dth)
235 Jackson Prairie receipt	32,624

Total	32,624

5. Primary Delivery Points

Point ID Name	Maximum Daily Delivery Obligation (Dth)	Delivery Pressure (psig)
217 Camas	2000	300
219 Battleground	10	250
301 Washougal	500	300
303 Portland Northeast	8000	400
307 Portland Southeast	5000	400
312 Molalla	100	400
313 Monitor	10	150
315 McMinnville Amity	920	400
319 Salem	921	400
322 Marion	20	150
324 Jefferson/Scio	150	400
327 Albany	2071	400
332 Coburg	100	400
334 North Eugene	920	400
336 South Eugene	576	400
339 Creswell	100	150
342 Cottage Grove	300	400
447 White Salmon/bingen	300	225
448 Hood River	1100	225
467 Portland West/Scappoose	7536	400
470 Deer Island	8000	510
474 The Dalles	1500	150
TOTAL	40,134

6. Recourse of Discounted Recourse Transportation Rates:

a. Reservation charge (per Dth of Monthly Billing Quantity):

Maximum Base Tariff Rate

b. Volumetric Charge (per Dth):

Maximum Base Tariff Rate

c. Rate Discount Condition Consistent with Section 3.3 of Rate Schedule TF-2:

Not Applicable

7. Transportation Term:

a. Primary Term Begin Date: April 1, 1994

b. Primary Term End Date: October 31, 2004

c. Evergreen Provision: Yes, grandfathered unilateral evergreen under Section 14.3 of Rate Schedule TF-2

8. Regulatory Authorization: 18 CFR 284.223

9. Additional Exhibits:

Exhibit B – Yes, dated January 21, 2008

Exhibit C – No

Exhibit D – No

EXHIBIT B

(Dated January 21, 2008, Effective January 21, 2008)

to the

Rate Schedule TF -2 Service Agreement

(Contract No. 100308)

Between Northwest Pipeline GP

And Northwest Natural Gas Company

NON-CONFORMING PROVISIONS

The following provision, as reflected in the May 1, 1999 amendment to contract 100308, was accepted as non-conforming by the Commission on December 3, 1999 in Docket No. GT00-07;

Contract 100308 was modified to condition 9,586 Dths of Shipper’s primary rights through any constraint point south of the Jackson Prairie Receipt Point on Exhibit A to have a scheduling subordinate to the scheduling priority for any firm shipper with unconditional primary corridor rights through such constraint.